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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation in this Registration Statement on Form S-3 of our report dated February 28, 2006 relating to the financial statements of Biosource Americas, LLC as of and for the period from inception (December 1, 2005) through January 31, 2006, appearing in Nova Oil, Inc's Form 8-K for the period ending March 31, 2006. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 12, 2005 relating to the financial statements of BioSource Fuels, LLC as of and for the years ended October 31, 2005 & 2004.

Malone & Bailey, PC www.malone-bailey.com Houston, Texas August 31, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM